EXHIBIT 4

                  INSTRUMENTS DETERMINING THE RIGHTS OF HOLDERS
                                    (SAMPLES)

                                     Page 11

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                          WARRANT CERTIFICATE NO. _____

                           ICIS MANAGEMENT GROUP, INC.

     ICIS Management Group, Inc. does hereby grant to ____________ or assigns, the irrevocable right to purchase _________ shares of the authorized, validly issued, fully paid and non assessable common stock of ICIS Management Group, Inc. (the "Company"), $.004 par value per share, at a price of ____________ ($0.00 US) per share, subject to the terms and conditions set forth herein, upon surrender hereof at the offices of the Company, together with full payment for the shares being purchased and accompanied at the time of each exercise by such executed documents as the Company may reasonably require to ensure that the common stock be issued upon such exercise will be issued in compliance with applicable federal and state securities laws. Unless this certificate is so surrendered, the rights granted hereby shall be void and the certificate of no value. If the purchase rights granted hereby are exercised in part, upon surrender the Company will amend this certificate and reissue a certificate to the holder which represents the remainder of the warrants not yet converted. The shares of common stock underlying this warrant shall be promptly registered by the Company with the Securities and Exchange Commission on the registration statement next filed by the Company or within thirty (30) days of notice of intent to convert the warrants given by the holder of this certificate.

     The warrants represented hereby are convertible in whole or in part by ________________, its successors or assigns, as the case may be, from time to time during the conversion period. The conversion period is the period of ____ years commencing on __________, 199__ and expiring on March 31, 2000. This certificate is transferable on the books of the Company when properly endorsed and when accompanied by an opinion of counsel satisfactory to the Company to the effect that registration of the warrants under applicable securities laws is not required. The holder of this certificate shall not have any of the rights of a stockholder in the Company by virtue of being such holder unless and until the warrants are converted.

Effective Date:

Corporate Seal                                ICIS Management Group, Inc.


                                              ----------------------------------
                                              James W. Nearen
                                              President



          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
      REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT
              BE OFFERED, SOLD OROTHERWISE TRANSFERRED, PLEDGED OR
       HYPOTHECATED UNLESS AND UNTIL SUCH SECURITIES ARE REGISTERED UNDER
        SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS
         OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

                          OPTION CERTIFICATE NO. _____
                           ICIS MANAGEMENT GROUP, INC.
                    Options for the Purchase of Common Stock

     This is to certify that ____________ or its assigns has been granted non qualified stock options ("Options") which entitle it to subscribe on the form attached hereto for ___________ authorized, validly issued, fully paid and non assessable common stock of ICIS Management Group, Inc. (the "Company"), $.004 par value per share, at a price per share of twenty five cents ($.25), subject to the terms and conditions set forth herein, upon surrender hereof at the offices of the Company during the exercise period defined below, together with full payment for the shares being purchased and accompanied at the time of each exercise by such executed documents as the Company may reasonably require to ensure that the common stock be issued upon such exercise will be issued in compliance with applicable federal and state securities laws. Unless this certificate is so surrendered, the Options granted hereby shall be void and the certificate of no value. If exercised in part, upon surrender the Company will amend the option certificate and reissue a certificate to the option holder which represents the remainder of the options not yet exercised. The shares of common stock underlying this Option shall be promptly registered by the Company with the Securities and Exchange Commission on the registration statement next filed by the Company or within thirty (30) days of notice of intent to exercise the Options given by the holder of this certificate.

     The Options represented hereby are exercisable in whole or in part by ________________, its successors or assigns, as the case may be, from time to time during the exercise period. The exercise period is the period of five years commencing on December 1, 1995 and expiring on March 31, 2000. This certificate is transferable on the books of the Company when properly endorsed and when accompanied by an opinion of counsel satisfactory to the Company to the effect that registration of the options under applicable securities laws is not required. The holder of this certificate shall not have any of the rights of a stockholder in the Company by virtue of being such holder unless and until the Options are exercised.

Effective Date:

Attest:                                       ICIS Management Group, Inc.


- --------------------------                    ----------------------------------
                                              James W. Nearen
                                              President


          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
      REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT
             BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR
 HYPOTHECATED UNLESS AND UNTIL SUCH SECURITIES ARE  REGISTERED  UNDER
        SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS
         OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.